UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No.__)

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

HELIX WIND, CORP.
(Name of Registrant As Specified In Charter)

______________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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HELIX WIND, CORP.
1848 Commercial Street
San Diego, California 92113
(877) 246-4354

July __, 2009

Dear Stockholders:

The enclosed Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) of Helix Wind, Corp., a Nevada corporation (the “Company”). The purpose of the Information Statement is to notify our stockholders that on June 22, 2009, the Company received a written consent in lieu of a meeting of stockholders (the “Written Consent”) from the holders of 20,725,421 shares of the issued and outstanding shares of our Common Stock (representing 55.36% of the issued and outstanding shares of our Common Stock). The Written Consent adopted resolutions, which approved the Company’s Share Employee Incentive Stock Option Plan (the “Plan”) and the reservation of 13,700,000 shares of the Company’s Common Stock for issuance under the Plan.

You are urged to read the Information Statement in its entirety for a description of the actions taken by the majority of stockholders of the Company. The resolutions will become effective twenty calendar days after this Information Statement is first mailed to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

No action is required by you. The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holders of at least a majority of the outstanding shares of all voting stock of the Company.  Because stockholders holding at least a majority of the voting rights of our outstanding common stock have voted in favor of the foregoing action and have sufficient voting power to approve such actions through their ownership of common stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement. The Company’s Board of Directors (“Board of Directors”) is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stocks.

This Information Statement is being mailed on or about July __, 2009 to stockholders of record on June 23, 2009.

Sincerely, /s/ Ian Gardner Ian Gardner Chief Executive Officer

HELIX WIND, CORP.
1848 Commercial Street
San Diego, California 92113

_____________________

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER

_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) of Helix Wind Corp., a Nevada corporation (the “Company”), as of the close of business on the record date, June 23, 2009. The purpose of the Information Statement is to notify our stockholders that on June 22, 2009 the Company received a written consent in lieu of a meeting of stockholders (the “Written Consent”) from the holders of 20,725,421 shares of the issued and outstanding shares of our Common Stock (representing 55.36% of the issued and outstanding shares of our Common Stock). The Written Consent adopted the following resolutions, which approved the Company’s Share Employee Incentive Stock Option Plan included herein as Appendix A (the “Plan”) and the reservation of 13,700,000 shares of the Company’s Common Stock for issuance under the Plan:

WHEREAS, the Board of Directors of the Company (the “Board”) has deemed it advisable and in the best interests of the Company and its stockholders to authorize the issuance and granting of options to purchase shares of the common stock of the Company (collectively, “Options”) pursuant to a new Share Employee Incentive Stock Option Plan, including forms of a Incentive Stock Option Agreement and Non-Statutory Stock Option Agreement, substantially in the form attached hereto as Exhibit A (collectively, the “Option Plan”); and

WHEREAS, pursuant to the Option Plan, the Board has deemed it advisable and in the best interests of the Company and its stockholders to reserve 13,700,000 shares of the common stock of the Company in connection with the Options.

NOW, THEREFORE, BE IT RESOLVED, that the Option Plan is hereby approved and adopted as of the 21st day after the Company transmits to every holder of the Company’s common stock from whom proxy authorization or consent was not solicited pursuant to section 14(a) of the Securities Exchange Act of 1934, as amended (the “Act”), a written information statement containing the information specified in Schedule 14C promulgated under the Act.

RESOLVED FURTHER, that 13,700,000 shares of the common stock of the Company are hereby reserved for issuance in connection with the Option Plan.

RESOLVED FURTHER, that the officers and/or directors of this Company are authorized and directed to execute such further documents and take such further action as they consider necessary or advisable to implement the purposes of these resolutions.

RESOLVED FURTHER, that any and all actions heretofore taken by any officer and/or director of the Company (and any person acting on behalf of or under the direction of such officer) in connection with any transaction or objectives approved in any or all of the foregoing resolutions, and all transactions related thereto, are hereby approved, ratified and confirmed in all respects; and any and all actions hereafter taken or to be taken by any such officer in furtherance of the objectives of any or all of the foregoing resolutions are hereby authorized, approved and ratified in all respects.

RESOLVED, FURTHER, that this consent may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same agreement.  Any signature page of this consent may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart, identical in form thereto, but having attached to it one or more additional signature pages.

RESOLVED FURTHER, that this consent may be executed by an executed counterparts faxed, scanned emailed or other means of electronic duplication (such as the PDF format of Adobe Acrobat) having the same force and effect as if this consent had been executed by the actual signature of the undersigned.

The resolutions will become effective twenty (20) calendar days after this Information Statement is first mailed to our stockholders.

Because  stockholders holding at least a majority of the voting rights of our outstanding Common Stock have voted in favor of the foregoing resolutions, and have sufficient voting power to approve such actions through their ownership of Common Stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement. The Board of Directors is not soliciting proxies in connection with the adoption of these resolutions and proxies are not requested from stockholders.

In accordance with our bylaws, our Board of Directors has fixed the close of business on June 23, 2009 as the record date for determining the stockholders entitled to notice of the above noted actions. This Information Statement is being mailed on or about July _, 2009 to stockholders of record on the record date.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted below.

Security holders may also address future requests regarding delivery of information statements by contacting us at the address noted below.  Our address and phone number for purposes of such notices is:

1848 Commercial Street
San Diego, California 92113
(877) 246-4354

VOTE REQUIRED; MANNER OF APPROVAL

Approval of the Plan required the affirmative vote of the holders of a majority of the voting power of the Company. In addition, Nevada Revised Statute (“NRS”) 78.320 provides in substance that stockholders may take action without a meeting of the stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. This action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

The Company has no class of voting stock outstanding other than the Common Stock. There are currently 37,434,726  shares of Common Stock outstanding, and each share of Common Stock is entitled to one vote. Accordingly, the vote or written consent of the stockholders holding at least 18,717,365 shares of the Common Stock issued and outstanding was necessary to approve the Plan. In accordance with our bylaws, our Board of Directors has fixed the close of business on June 23, 2009 as the record date for determining the stockholders entitled to vote or give written consent.

On June 22, 2009, stockholders holding 20,725,421 (representing 55.36%) of the issued and outstanding shares of Common Stock, executed and delivered to the Company the Written Consent. Accordingly, in compliance with the NRS, the holders of at least a majority of the outstanding shares have approved the Plan. As a result, no further vote or proxy is required by the stockholders to approve the Plan.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the approval of the Plan can not become effective until twenty (20) calendar days after this Information Statement is first mailed to our stockholders. Therefore, the Plan will become effective twenty (20) calendar days after this Information Statement is first mailed to our stockholders, in accordance with the Written Consent.

APPROVAL OF THE PLAN

PURPOSE

On February 9, 2009, the Company’s Board of Directors adopted the Plan. The purpose of the Plan is attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to employees, directors and consultants of the Company, and to promote the success of the Company’s business. Under the Plan the Company may issue up to an aggregate total of 13,700,000 incentive or non-qualified options to purchase the Company’s Common Stock. As of June 23, 2009, the Company has issued options under the Plan to purchase a total of 11,051,240 shares of Common Stock. These options have been granted subject to the approval of the Plan by our stockholders. A copy of the Plan is attached hereto as Appendix A.

ELIGIBLE PARTICIPANTS

Any director, employee or consultant (including any prospective director, employee or consultant) of the Company and any affiliate of the Company is eligible to be designated a participant in the Plan. However, incentive stock options (“ISOs”) may be granted only to employees. The Company currently has a total of approximately 15 directors, employees and consultants eligible to receive options under the Plan, but this number is expected to increase as the Company’s grows.

STOCK SUBJECT TO THE PLAN

An aggregate of 13,700,000 shares of the Company’s Common Stock are authorized for issuance under the Plan. As of June 23, 2009, options to purchase a total of  11,051,240 shares of Common Stock have been issued under the Plan, of which none have been exercised.

PLAN ADMINISTRATION

The  Board of Directors of the Company, or one or more committees appointed by its Board of Directors, will administer the Plan (in either case, the “Committee”). The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons.  The Committee may, in its sole discretion, grant options for shares of the Company’s Common Stock to such eligible individuals as it deems appropriate and issue stock upon exercise of such options.  The Committee shall have authority, subject to the express provisions of the Plan, to construe the option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the option agreements, which may, but need not be identical, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency.  All decisions, interpretations and other actions of the Committee shall be final and binding.

STOCK OPTIONS

The Plan provides for the grant of options intended to qualify as ISOs under Section 422 of the Internal Revenue Code to the Company and its affiliates’ employees, and non-statutory stock options (“NSOs”) to the Company and its affiliates’ directors, employees and consultants.  An option is the right to purchase shares of the Company’s Common Stock at a fixed exercise price for a fixed period of time. The Committee may grant both ISOs and NSOs under the Plan pursuant to stock option agreements, the terms of which are set by the Committee. The exercise price of options shall also be determined by the Committee.  The closing price of the Company’s Common Stock on June 22, 2009, was $2.80 per share as quoted on the Over the Counter Bulletin Board  System.

Options shall vest and become exercisable as determined by the Committee subject to the following:

Each option will expire 5 years after the date granted unless terminated earlier.  Subject to its natural expiration date, if a participant’s employment or relationship with the Company is terminated, the participant (or his or her designated beneficiary or estate representative in the case of death) may exercise his or her option for three months following the date of termination, except in the case where termination is as a result of disability or death, in which case the option will remain exercisable until the next immediate anniversary date of the option grant date, or in the case where the termination is for cause or breach of an agreement with the Company, in which case the option will terminate immediately upon termination or breach, as applicable.

TRANSFERABILITY OF OPTIONS

Generally, the Plan does not allow for the transfer of options other than by will or by the laws of descent and distribution, and only the participant may exercise an option during his or her lifetime.

AMENDMENT AND TERMINATION OF THE OMNIBUS PLAN

The Plan shall terminate on February 11, 2019.  The Committee may at any time terminate the Plan or make such modification or amendment thereof as it deems appropriate.  Termination or any modification or amendment of the Plan shall not, without the consent of a grantee, affect his or her rights under an option granted to him or her prior to the date of such amendment.

EFFECTIVENESS

The Plan was effective as of February 9, 2009, subject to stockholder approval.

CHANGE IN CONTROL

In the event of the proposed dissolution or liquidation of the Company, or in the event of a “Change of Control”, or any other transaction in which the outstanding shares then subject to options under the Plan are changed into or exchanged for property (including cash), rights and/or securities other than, or in addition to, shares of the Company, the holder of each option then exercisable will have the right to exercise such option for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, Change of Control or similar corporate event, by a holder of the number of shares for which such option might have been exercised immediately prior to such dissolution, liquidation, sale, consolidation or merger or similar corporate event.  Any agreement providing for a Change of Control shall provide, at the discretion of the Committee, that the purchaser(s) of the Company’s assets or stock shall deliver to the grantee the same kind of consideration that is delivered to other stockholders of the Company as a result of such sale, conveyance or Change of Control.  Alternatively, the Committee may cancel all outstanding options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the value the grantee would have received had the option been exercised (to the extent so exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change of Control, less the exercise price therefor.  Upon receipt of such consideration, the options shall terminate and be of no further force and effect.  The value of the stock or other securities the grantee would have received if the option had been exercised shall be determined in good faith by the Committee.

A “Change in Control” includes a merger or consolidation, any acquisition of a majority of any class of voting securities by any person, the sale of all or substantially all of the assets of the Company, or the change of at least two-thirds of the current directors unless approved by at least two-thirds of the current directors.

RECAPITALIZATION, REORGANIZATION AND SIMILAR EVENTS

If the outstanding shares of the Common Stock of the Company are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities or other forms of property (including cash) or rights, as a result of one or more reorganizations, recapitalizations, spin-offs, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments will be made in the number and/or kind of shares or securities or other forms of property (including cash) or rights for which options may thereafter be granted under the Plan and for which Options then outstanding under the Plan may thereafter be exercised. Any such share adjustments shall be made without changing the aggregate exercise price applicable to the unexercised portions of outstanding options. The determination by the Committee as to what adjustment, amendments or arrangements shall be made and the extent thereof, will be final and conclusive.

FEDERAL INCOME TAX CONSEQUENCES

To the Optionees.

NSOs.   An optionee generally will not recognize any income for federal income tax purposes on the grant of an NSO. Upon the exercise of an NSO, an optionee generally will recognize compensation taxable as ordinary income, equal to the difference between the fair market value of the Company’s Common Stock on the date of exercise and the exercise price. This compensation is subject to withholding taxes. An optionee will recognize gain or loss on the sale or exchange of stock acquired pursuant to an exercise of an NSO. Such gain or loss will be equal to the difference between the optionee’s adjusted basis in the stock, which will include the exercise price and any ordinary income recognized on exercise of the option, and the fair market value of the stock on the date of sale or exchange. The gain may be subject to preferential tax treatment if the stock has been held for more than one year.

ISOs.   An optionee will not recognize any income for federal income tax purposes on the grant of an ISO. Upon the exercise of an ISO, tax is deferred until the underlying stock is sold (though the spread at exercise may be a tax preference for purposes of the Alternative Minimum Tax). When sold, the ISO is taxed at the capital gains rate on the full amount of appreciation for the sales proceeds over the option cost, provided the employee has satisfied the holding period prescribed for ISOs—the longer of two (2) years from the date of grant or one (1) year from the date of exercise. If the ISO stock is sold within the holding period, the option is taxed as an NSO.

To the Company.

With the exception of ISO awards, the Company generally is entitled to a business expense deduction at the time and in the amount that the optionee recognizes ordinary income in connection with the grant or exercise of the award. As to grants of ISOs, the Company generally receives no deduction associated with such grant except when the recipient has a disqualifying disposition. Upon a disqualifying disposition, the option loses its ISO status, converts to a NSO, and is taxed accordingly.

CURRENT STOCK OPTION GRANTS UNDER THE PLAN

NEW PLAN BENEFITS

Clearview Acquisitions, Inc. Share Employee Incentive Stock Option Plan

Name and Position	Dollar Value ($) (1)	Number of Shares
Ian Gardner, CEO	$4,844,226	3,253,740
Scott Weinbrandt, President	$8,105,173	5,337,500
Kevin Claudio, CFO	$926,305	610,000
Total Executive Group	$13,875,704	9,201,240
Non-Executive, Director Group	$415,350	300,000
Non-Executive, Officer, Employee Group	$2,353,727	1,550,000

(1)	The dollar value column equals the fair market value of the options on the grant date as calculatedunder FAS 123R.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of June 20, 2009, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to sell or direct the sale of the security. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

NAME OF OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED(1)	PERCENTAGE OF COMMON STOCK(2)

Ian Gardner	Common Stock	10,063,978(3)	25.4%

Kevin Claudio	Common Stock	0	0%

Scott Weinbrandt	Common Stock	3,410,963(4)	8.4%
Gene Hoffman	Common Stock	75,000	0%

All Officers and Directors as a Group (4 persons)	Common Stock	13,549,941	33.8%

Kabir M. Kadre(6)	Common Stock	4,586,846	12.08%
c/o Alia Kadre 1904 39th Street San Diego CA 92105

Ken Morgan(7)	Common Stock	7,938,588	21.17%
c/o Bill Eigner, Esq. 530 B Street, 21st Floor San Diego, CA 92101

Quercus Trust(8)	Common Stock	2,312,892	5.83%
2309 Santiago Drive Newport Beach, CA

Bluewater Partners, SA Box 31485 SMB, Grand Cayman, Cayman Islands	Common Stock	2,500,000	6.68%
IAB Island Ventures, S.A. P.O. Box 1290, Zone 9A, Panama City, Panama	Common Stock	2,500,000	6.68%
CAT Brokerage AG Gutenbergstrasse 10 Zurich Switzerland CH 8027	Common Stock	2,500,000	6.68%

(1)
Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants or convertible debt and are exercisable or convertible within 60 days of June 22, 2009 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.  Unless otherwise indicated, the business address of each such person is c/o Helix Wind Corp., 1848 Commercial Street, San Diego, California 92113

(2)
Each percentage is based upon the total number of shares outstanding at June 22, 2009, 37,434,726, and the total number of shares beneficially owned and held by each individual at June 22, 2009, plus the number of shares that such name stockholder has the right to acquire within 60 days of June 22, 2009.

(3)
Includes 7,820,662 held by the Fidelis Charitable Remainder Trust, of which Mr. Gardner is a Co-Trustee and has shared voting and shared investment power; 145,536 shares that may be acquired through exercise of warrants; 145,536 shares that may be acquired through the conversion of convertible debt; and 1,952,244 shares that may be acquired through exercise of stock options.

(4)	Includes 205,463 shares as to which Mr. Weinbrandt has sole voting and investment power; and 3,205,500 shares that may be acquired through exercise of stock options.

(5)
Includes 75,000 shares that may be acquired through the exercise of stock options, but does not include 75,000 options which shall vest on each June 16, 2010, 2011 and 2012. The exercise price per option is $2.70 per share. Mr. Hoffman disclaims beneficial ownership of the shares owned by Bluewater Partners, SA.

(6)
Includes 4,010,596 held by the Kabir M. Kadre Trust UTD December 18, 2006 as to which Mr. Kadre has sole voting and investment power; 288,125 shares that may be acquired through exercise of warrants; and 288,125 shares that may be acquired through the conversion of convertible debt.

(7)
Includes 7,820,662 shares as to which Mr. Morgan has sole voting and investment power; 58,963 shares that may be acquired through exercise of warrants; and 58,963 shares that may be acquired through the conversion of convertible debt.

(8)
 Includes 1,156,446 shares that may be acquired through exercise of warrants, and 1,156,446 shares that may be acquired through the conversion of convertible debt, all of to which Quercus Trust has sole voting and investment power.

CHANGE OF CONTROL

On January 28, 2009, the Company entered into a Merger Agreement (the “Merger Agreement”) with Helix Wind, Inc., a Nevada Corporation (“Subsidiary”) and Helix Wind Acquisition Corp., a Nevada corporation and a wholly owned subsidiary of the Company (“Acquisition Corp.”) pursuant to which the Company acquired Subsidiary by way of the merger of Acquisition Corp. with and into Subsidiary.  The separate legal existence of Acquisition Corp. then ceased with Subsidiary being the surviving corporation and becoming the wholly-owned subsidiary of the Company (the “Merger”).

Upon the closing of the Merger on February 11, 2009, Tatiana Mikitchuk, the President of the Company, resigned and simultaneously therewith (i) Scott Weinbrandt, Chairman and President of Subsidiary, was appointed Chairman and President of the Company, (ii) Ian Gardner, Chief Executive Officer of Subsidiary, was appointed Chief Executive Officer of the Company, and (iii) Kevin Claudio, Chief Financial Officer of Subsidiary, was appointed Chief Financial Officer of the Company.

Also upon the closing of the Merger on February 11, 2009, Tatiana Mikitchuk, the sole director of the Company, appointed Ian Gardner, a director of Subsidiary, to the Company’s Board of Directors and submitted her resignation from the Board of Directors, to be effective 11 days after an Information Statement was filed and distributed to the stockholders.  Upon the effectiveness of Ms. Mikitchuk’s resignation, Scott Weinbrandt, a director of Subsidiary, was appointed to the Company’s Board of Directors.

At the closing of the Merger, the holders of Subsidiary’s common stock and those individuals with promises to receive the same received an aggregate of 20,546,083 shares of the Company’s 25,681,094 shares of then outstanding Common Stock.  The holders of Subsidiary’s convertible debt exchanged their notes for new convertible promissory notes from the Company and the Company reserved 5,753,918 shares of its Common Stock for conversion of the same.  Upon the closing of the Merger, the former stockholders of Subsidiary attained voting control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there have been no transactions, or proposed transactions, which have materially affected or will materially affect the Company in which any director, executive officer or beneficial holder of more than 10% of the outstanding Common Stock of the Company, or any of their respective relatives, spouses, associates or affiliates, has had or will have any material direct or indirect interest. The Company has no policy regarding entering into transactions with affiliated parties.

Ian Gardner and Scott Weinbrandt have entered into Board of Directors Service and Indemnification Agreements with Subsidiary that have been assumed by the Company, and they receive compensation thereunder.  Gene Hoffman entered into a Board of Directors Service and Indemnification Agreement with the Company pursuant to which he receives cash compensation and stock options. See the section entitled “Director Compensation” below.  Ian Gardner, Kevin Claudio and Scott Weinbrandt have entered into employment agreements with Subsidiary that have been assumed by the Company, and they receive compensation thereunder.  See the section entitled “Executive Compensation” below.  Scott Weinbrandt entered into an agreement with Subsidiary regarding his service on Subsidiary’s board of advisors, which has since been terminated.  However, pursuant to such agreement, he was promised 10,246 shares of Subsidiary stock, for which he received 205,463 shares of the Company’s Common Stock as part of the Merger.

Subsidiary entered into a Lease dated September 19, 2008 for its headquarters in San Diego with Brer Ventures, LLC (“Brer”).  The monthly lease payment is $7,125.  Ian Gardner, the Company’s Chief Executive Officer and a director, owns 50% of Brer.

In January 2009 Subsidiary received $37,000 from a trust controlled by Ian Gardner.  $12,000 was repaid in February 2009 and $25,000 was repaid in June 2009..

Subsidiary has an outstanding indebtedness to East West Consulting, Ltd. in the amount of approximately $250,000 as of June 2009. The president of East West Consulting is the vice president of manufacturing of Subsidiary. The liability is to be repaid during the third quarter of 2009.

The Company has issued a 9% Convertible Note to each of Kabir M. Kadre, a beneficial owner of more than 10% of the Company’s Common Stock, and Ian Gardner, the Company’s Chief Executive Officer and a director.  Mr. Kadre’s note is for a principal amount of $144,062 and Mr. Gardner’s note is for a principal amount of $72,768.

The Company has issued a note to Bluewater Partners, SA, a beneficial owner of more than 5% of the Company’s Common Stock, in the aggregate principal amount of $245,717.

INTEREST OF CERTAIN PERSONS IN OR IN
OPPOSITION TO MATTERS TO BE ACTED UPON

No director, officer, nominee for election as director, or associate of any of the foregoing has any substantial interest, direct or indirect, by security holdings or otherwise, in the approval of the Plan, except as set forth below:

Ian Gardner, Chief Executive Officer and director of the Company, has been granted an option to purchase 3,253,740 shares of the Company’s Common Stock pursuant to the Plan.

Scott Weinbrandt, President, Chairman and director of the Company, has been granted an option to purchase 5,337,500 shares of the Company’s Common Stock pursuant to the Plan.

Kevin Claudio, Chief Financial Officer of the Company, has been granted an option to purchase 610,000 shares of the Company’s Common Stock pursuant to the Plan.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation paid or earned during the fiscal years ended December 31, 2008, 2007 and 2006 for services rendered to the Company in all capacities by all individuals who served as a principal executive officer or acting in a similar capacity during the fiscal year ended December 31, 2008, regardless of compensation level. Other than such persons, there are no individuals who served as officers at December 31, 2008 or at any time during the year and whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earning ($)	All Other Compensation ($)	Total

Tatiana Mikitchuk (1)	2008 2007 2006	N/A N/A N/A	N/A N/A N/A	$3,500 N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	$3,500 N/A N/A

Marcus Segal	2008 2007 2006	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A

(1)
Tatiana Mikitchuk was an officer and director of the Company staring in August 2008 and ending on March 1, 2009.  Most of the 35 million shares granted to Ms. Mikitchuk were cancelled as part of the Merger.

(2)	Marcus Segal was the sole officer and director of the Company from December 2006 until September 2008.

As of December 31, 2008, none of the Company’s directors or executive officers held unexercised options, stock that had not vested, or equity incentive plan awards.

The Company has no pension, annuity, bonus, insurance, equity incentive, non-equity incentive, stock options, profit sharing or similar benefit plans, other than the Plan for 13,700,000 shares of its Common Stock.

The following table sets forth the annual and long-term compensation paid to Subsidiary’s named executive officers as of December 31, 2008.

Name & Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)
Ian Gardner, CEO	2008	126,000[1]	2,644[4]	126,000
	2007	111,667[2]		111,667

Scott Weinbrandt, Chairman & President	2008	133,333[3]	4,464[5]	133,333
	2007	0		0

Kevin Claudio, CFO	2008	39,583	840[6]	39,583
	2007	0		0

(1)	Mr. Gardner was paid $62,000 in 2008 and accrued $64,000, which was not paid.

(2)	Mr. Gardner was paid $36,000 in 2007 and accrued $75,667, which was not paid.

(3)	Mr. Weinbrandt was paid $107,219 in 2008 and accrued $26,114, which was not paid.

(4)	Comprised of health insurance benefits.

(5)	Comprised of reimbursement of relocation expenses of $3,200 and health insurance benefits of $1,264.

(6)	Comprised of health insurance benefits.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

In connection with the Merger, the Company assumed Subsidiary’s employment agreements with Ian Gardner, Kevin Claudio and Scott Weinbrandt with the following terms:

Ian Gardner

Subsidiary entered into an employment agreement with Mr. Gardner to serve as Chief Executive Officer, effective June 1, 2008, as amended January 26, 2009, and effective for an initial term until December 31, 2010, which has been assigned to and assumed by the Company. Pursuant to the agreement, Mr. Gardner will receive: $100,000 annually from January 1, 2007 through July 31, 2008; $200,000 annually August 1, 2008 through July 31, 2009; $250,000 annually from August 1, 2009 through July 31, 2010; and $300,000 annually from August 1, 2010 through December 31, 2010.  Mr. Gardner is also entitled to participate in the Company’s incentive compensation plan, if any, may receive an annual bonus at the discretion of the Board of Directors and a $75,000 signing bonus upon the closing of a series A financing.  In addition, Mr. Gardner is entitled to participate in certain benefit plans in effect for the Company employees, along with a vehicle allowance, vacation, sick and holiday pay in accordance with policies established and in effect from time to time.  Mr. Gardner has also been granted an option to purchase 3,253,740 shares of the Company’s Common Stock pursuant to the Plan.  In the event that Mr. Gardner terminates the employment agreement for “Good Reason” (as defined therein) or the Company terminates the employment agreement without “Cause” (as defined therein), Mr. Gardner will be entitled to a severance payment of the amount of the sum of Mr. Gardner’s base salary that would have been earned through the greater of the remainder of the initial term or three hundred and sixty five (365) days, and an amount equal to his average bonus for the immediately preceding two years.  The employment agreement automatically renews for three year periods thereafter unless terminated pursuant to the agreement.

Kevin Claudio

Subsidiary entered into an employment agreement with Mr. Claudio to serve as Chief Financial Officer, effective December 1, 2008, as amended January 26, 2009, which has been assigned to and assumed by the Company. Pursuant to the agreement, Mr. Claudio will receive compensation of $14,583.33 per month. In addition, Mr. Claudio is entitled to participate in certain benefit plans in effect for the Company employees, along with vacation, sick and holiday pay in accordance with policies established and in effect from time to time.  Mr. Claudio has also been granted an option to purchase 610,000 shares of the Company’s Common Stock pursuant to the Plan and a bonus of up to $50,000 upon the Company’s successful completion of a $3 million financing.

Scott Weinbrandt

Subsidiary entered into an employment agreement with Mr. Weinbrandt to serve as President, effective June 1, 2008, as amended January 26, 2009, and effective for an initial term until December 31, 2010, which has been assigned to and assumed by the Company. Pursuant to the agreement, Mr. Weinbrandt will receive: $100,000 annually from February 1, 2008 through July 31, 2008; $200,000 annually  August 1, 2008 through July 31, 2009; $250,000 annually from August 1, 2009 through July 31, 2010; and $300,000 annually from August 1, 2010 through December 31, 2010.  Mr. Weinbrandt is also entitled to participate in the Company’s incentive compensation plan, if any, may receive an annual bonus at the discretion of the Board of Directors and a $75,000 signing bonus upon the closing of a series A financing.  In addition, Mr. Weinbrandt is entitled to participate in certain benefit plans in effect for the Company employees, along with a vehicle allowance, reimbursement for relocation expenses, and vacation, sick and holiday pay in accordance with policies established and in effect from time to time.  Mr. Weinbrandt has also been granted an option to purchase 5,337,500 shares of the Company’s Common Stock pursuant to the Plan. In the event that Mr. Weinbrandt terminates the employment agreement for “Good Reason” (as defined therein) or the Company terminates the employment agreement without Cause (as defined therein), Mr. Weinbrandt will be entitled to a severance payment of the amount of the sum of Mr. Weinbrandt’s base salary that would have been earned through the greater of the remainder of the initial term or three hundred and sixty five (365) days, and an amount equal to his average bonus for the immediately preceding two years.  The employment agreement automatically renews for three year periods thereafter unless terminated pursuant to the agreement.

DIRECTOR COMPENSATION

None of the directors received any compensation during the fiscal year ended December 31, 2008.

Messrs. Gardner and Weinbrandt have each entered into Board of Directors Service and Indemnification Agreements with Subsidiary, which have been assumed by the Company, pursuant to which, each of them are entitled to receive an annual stipend of $10,000 and an option to purchase 25,000 shares of common stock for their service on the Board of Directors.  The options have not yet been issued.  Under their respective agreement, each of them is also entitled to additional stipends of $5,000 per year if serving as Chairman of the Board of Directors, $2,500 per year if serving as Chairman of any committee of the Board of Directors and further compensation upon an initial public offering.

Mr. Hoffman entered into a Board of Directors Service and Indemnification Agreement with the Company, pursuant to which he is entitled to receive an annual stipend of $12,000, payable quarterly and options to purchase 300,000 shares of common stock at an exercise price of $2.70 per share.  75,000 options vested upon execution of the agreement June 16, 2009, and 75,000 vest annually on June 16th.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company does not currently have a compensation committee.

COMPENSATION COMMITTEE REPORT

The Company does not currently have a compensation committee.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE PLAN, PLEASE CONTACT:

Helix Wind, Corp.
1848 Commercial Street
San Diego, California 92113
(877) 246-4354

By Order of the Board of Directors /s/ Ian Gardner Ian Gardner Chief Executive Officer

APPENDIX A

CLEARVIEW ACQUISITIONS, INC.

SHARE EMPLOYEE INCENTIVE STOCK OPTION PLAN

Section 1.    Establishment and Purpose.

The name of the plan is the Clearview Acquisitions, Inc. Share Employee Incentive Stock Option Plan (the "Plan").

The purpose of the Plan is to provide key employees, officers, directors, consultants and agents of Clearview Acquisitions, Inc. and its subsidiaries (the "Company") added incentive for high levels of performance and to reward unusual efforts which increase the earnings and long-term growth of the Company. The judgment, initiative and efforts of valued employees and other selected individuals upon whom the financial success and growth of the Company largely depend will be entitled to purchase proprietary interests in the Company.

Section 2.   Stock Subject to the Plan.

The total number of shares of stock reserved and available for distribution under the Plan shall be 13,700,000 shares of common stock of the Company.  The number of shares reserved hereunder may consist in whole or in part of authorized and unissued shares or treasury shares.

Upon exercise of the option in accordance with the terms of this Plan and the Option Agreement (described in Section 5 below), the grantee shall receive such shares of stock of the Company set forth in the Notice of Option Grant delivered to the grantee.  A grantee to whom shares have been issued upon proper exercise of an option granted hereunder shall be entitled all rights of a shareholder, including, without limitation, dividends, voting and liquidation rights.

Section 3.   Administration of the Plan.

The Plan shall be administered by a Committee (the “Committee”).  The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons.  The Committee may, in its sole discretion, grant options for shares of the Company’s stock to such eligible individuals as it deems appropriate and issue stock upon exercise of such options.  The Committee shall have authority, subject to the express provisions of the Plan, to construe the Option Agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Option Agreements, which may, but need not be identical, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency.  All decisions, interpretations and other actions of the Committee shall be final and binding.  The Committee shall not be liable for any action or determination made in good faith. The functions of the Committee shall be exercised by the Board of Directors of the Company, if and to the extent that no Committee exists which has the authority to so administer the Plan.

Section 4.   Eligibility.

Options may be granted to officers and employees of the Company, as well as agents and consultants to the Company, whether or not otherwise employees of the Company.  In determining the eligibility of an individual to be granted an option under the Plan, as well as in determining the number of shares to be optioned to any individual, the Committee shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company of his or her services and accomplishments, his or her present and potential contribution to the success of the Company, and such other factors as the Committee may deem relevant.

Section 5.   Option Agreement.

Each option shall be governed by Notice of Option Grant and an option agreement (the “Option Agreement”) duly executed on behalf of the Company and by the grantee to whom such option is granted.  The Option Agreement shall be subject to the terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in the Option Agreement.  The provisions of the various Option Agreements entered into under the Plan need not be identical.

Section 6.    Option Price and Exercise of Option.

The exercise price shall be determined by the Committee in its sole and absolute discretion.  Each option shall be exercisable at such time or times and during such period as shall be set forth in the Notice of Option Grant and/or Option Agreement.  To the extent that an option is not exercised when it becomes initially exercisable, it shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period.

Section 7.   Term of Option; Exercisability.

(a)           Term.

(i)           Each option shall expire five (5) years from the date of the granting thereof, except as (y) otherwise provided pursuant to the provision of Section 7(b) hereof and (z) earlier termination as herein provided.

(ii)          Except as otherwise provided in this Section 7, an option granted to any grantee who ceases to perform services for the Company shall terminate three (3) months after the date such grantee ceases to perform services for the Company.

(iii)         If the grantee ceases to perform services for the Company because of dismissal for cause or because the grantee is in breach of any agreement with the Company, such option shall terminate on the date the grantee is dismissed, ceases to perform services for the Company or when the agreement with the Company was breached.

(iv)        If the grantee ceases to perform services for the Company because the grantee has become disabled (as determined in the sole discretion of Committee), such option shall terminate on the next immediate anniversary date of the option grant date following the date such grantee ceases to perform services for the Company, or on the date on which the option expires by its terms, whichever occurs first.  For example, if the option was granted on January 1st and the grantee became disabled on July 1st, the option would terminate on the following January 1st.

(v)         In the event of the death of a grantee, any option granted to such grantee shall terminate on the next immediate anniversary date of the option grant date after the date of death, or on the date on which the option expires by its specific terms, whichever occurs first.

(vi)        If any terms of this Plan are inconsistent with any provisions in an employment agreement existing as of the date of this Plan’s adoption, the provisions in the employment agreement will control.

(b)           Exercisability.

(i)           Each Option Agreement shall specify the date when all or any installment of the option is first exercisable.  The exercisability provisions contained in any Option Agreement shall be determined by the Committee in its sole discretion.

(ii)          Except as otherwise provided below, an option granted to any grantee who ceases to perform services for the Company shall be exercisable only to the extent that such option has vested and is in effect on the date such grantee ceases to perform services for the Company.

(iii)         An option granted to a grantee who ceases to perform services for the Company because he or she has become disabled (as defined above) may be exercised by the grantor or his or her legal representative, but only to the extent that such option has become exercisable on or prior to the termination date of the option (as determined in accordance with Section 7(a)(ii)).

(iv)        In the event of the death of any grantee, the option granted to such grantee may be exercised by the estate of such grantee or by any person or persons who acquired the right to exercise such option by bequest or inheritance, but only to the extent that such option has become exercisable on or prior to the termination date of the option (as determined in accordance with Section 7(a)(ii)).

(v)          Unless otherwise provided in any Option Agreement, all Options granted pursuant to the Plan shall become fully and immediately exercisable with respect to all shares subject thereto upon a Change of Control (as defined below).

Section 8.    Options and Shares Not Transferable.

The option, the right of any grantee to exercise any option and the shares issuable upon exercise of the option shall not be, directly or indirectly, disposed, assigned or transferred by such grantee other than by will or the laws of descent and distribution, or, in the case of a grant pursuant to a qualified statutory agreement, to a family trust of the subject employee, and any such option shall be exercisable during the lifetime of such grantee only by the grantee (unless disabled or by the person who acquired the right to exercise such option by bequest or inheritance).  Any attempted disposition or other transfer of the option and/or shares of stock granted pursuant to the exercise of an option under the Plan, including without limitation, any gift, purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, shall be null and void and without effect.

Section 9.   Recapitalization, Reorganization and Change of Control.

If the outstanding shares of the common stock of the Company are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities or other forms of property (including cash) or rights, as a result of one or more reorganizations, recapitalizations, spin-offs, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities or other forms of property (including cash) or rights for which Options may thereafter be granted under the Plan and for which Options then outstanding under the Plan may thereafter be exercised. Any such Share adjustments shall be made without changing the aggregate exercise price applicable to the unexercised portions of outstanding Options. Any fractional shares resulting from such adjustment shall be eliminated by rounding to the nearest whole number. Appropriate amendments to the Option Agreements shall be executed by the Company and the grantees to the extent the Committee determines that such amendments are necessary or desirable to reflect such adjustments. If determined by the Committee to be appropriate, in the event of any share adjustment involving the substitution of securities of a corporation other than the Company, the Committee shall make arrangements for the assumption by such other corporation of any Options then or thereafter outstanding under the Plan, without any change in the total exercise price applicable to the unexercised portion of the Options but with an appropriate adjustment to the number of securities, kind of securities and exercise price for each of the securities subject to the Options. The determination by the Committee as to what adjustment, amendments or arrangements shall be made pursuant to this Section and the extent thereof, shall be final and conclusive.

In the event of the proposed dissolution or liquidation of the Company, or in the event of a Change of Control, or any other transaction in which the outstanding shares then subject to Options under the Plan are changed into or exchanged for property (including cash), rights and/or securities other than, or in addition to, shares of the Company, the holder of each Option then exercisable shall have the right to exercise such Option for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, Change of Control or similar corporate event, by a holder of the number of Shares for which such Option might have been exercised immediately prior to such dissolution, liquidation, sale, consolidation or merger or similar corporate event.  Any agreement providing for a Change of Control shall provide, at the discretion of the Committee, that the purchaser(s) of the Company’s assets or stock shall deliver to the grantee the same kind of consideration that is delivered to other stockholders of the Company as a result of such sale, conveyance or Change of Control.  Alternatively, the Committee may cancel all outstanding options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the value the grantee would have received had the option been exercised (to the extent so exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change of Control, less the exercise price therefor.  Upon receipt of such consideration, the options shall terminate and be of no further force and effect.  The value of the stock or other securities the grantee would have received if the option had been exercised shall be determined in good faith by the Committee.

A “Change of Control” shall be deemed to have occurred upon the consummation of (i) an acquisition of any voting securities of the Company by any entity or person, immediately after which such entity or person has beneficial ownership of fifty-one percent (51%) or more of the then outstanding shares or the combined voting power of the Company’s then outstanding voting securities; (ii) the individuals who, as of the effective date of this Plan, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; (iii) a merger, consolidation or other business combination with or into another company; or (iv) the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding anything contained herein to the contrary, the Change in Control resulting from the consummation of the proposed transaction among the Company, its wholly-owned subsidiary and Helix Wind, Inc. shall result in each holder of an option issued by Helix Wind, Inc. having the right to exercise such Option for the kind and amount of shares of the Company.

Section 10.   No Special Employment Rights.

Nothing contained in the Plan, the Notice of Option Grant or the Option Agreement or in any option granted thereunder shall confer upon any grantee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the grantee from the rate in existence at the time of the grant of an option.

Section 11.   Withholding.

The Company’s obligation to deliver shares upon the exercise of an option granted under the Plan shall be subject to the satisfaction by the grantee, as determined in the sole discretion of the Company, of all applicable Federal, state and local income and employment tax withholding requirements.

Section 12.    Purchase for Investment.

Unless the shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as amended (the “Securities Act”), the Company shall be under no obligation to issue any shares of stock covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such interests, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act and any other applicable law.

Section 13.   Modification of Outstanding Options.

Subject to the limitations contained herein, the Committee may authorize the amendment of any outstanding option with the consent of the grantee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

Section 14.    Termination and Amendment of the Plan.

The Plan shall terminate on February 11, 2019.  The Committee may at any time terminate the Plan or make such modification or amendment thereof as it deems appropriate.  Termination or any modification or amendment of the Plan shall not, without the consent of a grantee, affect his or her rights under an option granted to him or her prior to the date of such amendment.

Section 15.   Notices.

Any communication or notice required or permitted to be given under the Plan shall be in writing and mailed by registered or certified mail or delivered to the Company, to its principal place of business, attention: Committee, and, if to the holder of an option, to the address appearing on the records of the Company.